UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

5960 Berkshire Ln., Suite 900

Dallas, Texas 75225

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 5, 2020

The following Notice is a supplement to the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of Eagle Materials Inc. (“Company”), dated June 26, 2020, furnished to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, August 5, 2020 at 8:00 a.m., Central Time (the “Annual Meeting”). As described below, the Annual Meeting will now be held in a virtual-only meeting format.

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about July 15, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

EAGLE MATERIALS INC.

5960 Berkshire Ln., Suite 900

Dallas, Texas 75225

NOTICE OF CHANGE TO VIRTUAL-ONLY MEETING FORMAT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 5, 2020

To the Stockholders of Eagle Materials Inc.:

Due to the continuing public health impact of the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Eagle Materials Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, August 5, 2020 at 8:00 a.m., Central Time. In light of public health concerns, and in accordance with state guidance and related orders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Attendance and Participation

Stockholders of record as of the close of business on June 8, 2020, the record date for the Annual Meeting, may participate in the Annual Meeting by means of remote communication by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/EXP2020 with your 16-digit control number provided on your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card. Individuals without a control number may attend the Annual Meeting as a guest using the link to the virtual meeting platform, but will not have the option to vote. Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting.

Voting

Stockholders will have the opportunity to vote their shares during the Annual Meeting if they participate by means of remote communication and if they are properly logged in as shareholders rather than as guests. Whether or not you plan to attend the Annual Meeting, the Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed should continue to be used to vote shares in connection with the Annual Meeting.

Questions

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting. Stockholders may submit questions until 5:00 p.m., Central Time, on Friday, July 31, 2020 by visiting www.proxyvote.com. You should have your proxy card or, if your shares of common stock of the Company are held in “street name,” your broker’s or intermediary’s voting instruction card on hand when accessing the website and following the instructions. Each stockholder will be limited to no more than one question. Questions pertinent to the business of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints.

Additional information regarding the rules of conduct and other materials for the Annual Meeting will be made available during the Annual Meeting on the virtual meeting platform at www.virtualshareholdermeeting.com/EXP2020. Please refer to the Annual Meeting materials previously filed by the Company with the Securities and Exchange Commission for additional information about the Annual Meeting.

Stockholder List

The list of our stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/EXP2020.

Technical Difficulties

Technical support for accessing the Annual Meeting through the virtual meeting platform will be available at www.virtualshareholdermeeting.com/EXP2020 beginning at 7:45 a.m., Central Time, on Wednesday, August 5, 2020 through the conclusion of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2020.

Our proxy statement and 2020 annual report to stockholders are available to you on the Internet at www.proxyvote.com.